SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the registrant [ ]

Filed by a party other than the registrant [X]

Check the appropriate box:

[ ] Preliminary proxy statement

[X] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-1

                          COMMUNITY BANK SYSTEM, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Scott Printing
                                40 Broad Street
                            New York, New York 10004
-------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
-------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing on which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:
-------------------------------------------------------------------------------
(2) Form, schedule or registration statement no.:
-------------------------------------------------------------------------------
(3) Filing party:
-------------------------------------------------------------------------------
(4) Date filed:
-------------------------------------------------------------------------------

                          COMMUNITY BANK SYSTEM, INC.
                            5790 Widewaters Parkway
                             DeWitt, New York 13214
-------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
-------------------------------------------------------------------------------
                                 March 30, 1995

     To the Shareholders of Community Bank System, Inc.:

     At the direction of the Board of Directors of Community Bank System, Inc., a Delaware corporation (the Company ), NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of the Company (the Meeting) will be held at 1:00 p.m. on Wednesday, May 3, 1995 at the Ramada Inn, Watertown, New York for the purpose of considering and voting upon the following matters:

         1. The election of four directors, each to hold office for a term of three years and until their successors have been duly elected.

         2. The transaction of any other business which may properly be brought before the Meeting or any adjournment thereof.

                                By Order of the Board of Directors


                                Loretta L. Marx
                                Secretary

YOUR VOTE IS IMPORTANT. YOU ARE THEREFORE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, EVEN IF YOU EXPECT TO BE PRESENT AT THE MEETING. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AT THAT TIME AND VOTE IN PERSON IF YOU WISH.

                          COMMUNITY BANK SYSTEM, INC.
                            5790 Widewaters Parkway
                             DeWitt, New York 13214

                                ---------------

                                PROXY STATEMENT
                FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 3, 1995

     This Proxy Statement is furnished as part of the solicitation of proxies by the Board of Directors of Community Bank System, Inc. (the Company), the holding company for Community Bank, N.A. (the Bank), for use at the Annual Meeting of Shareholders of the Company (the Meeting ) to be held at 1:00 p.m. on Wednesday, May 3, 1995, at the Ramada Inn, Watertown, New York. This Proxy Statement and the form of Proxy are first being sent to Shareholders on approximately March 30, 1995.

     At the Meeting, the Shareholders will be asked to vote for the election of directors. Four of the total of thirteen directors who serve on the Company's Board of Directors will stand for re-election to the Board at the Meeting. In addition, voting will be conducted on any other matters which are properly brought before the Meeting.

                           VOTING RIGHTS AND PROXIES

     The Board of Directors of the Company has fixed the close of business on March 10, 1995 as the record date for determining which Shareholders are entitled to notice of and to vote at the Meeting. At the close of business on the record date, 2,788,150 shares of common stock, par value $1.25 per share, were outstanding and entitled to vote at the Meeting. This is the Company's only class of voting stock outstanding. Each share of outstanding common stock is entitled to one vote with respect to each item to come before the Meeting. There will be no cumulative voting of shares for any matter voted upon at the Meeting. The Bylaws of the Company provide that one-third of the outstanding shares of the Company, represented in person or by proxy, shall constitute a quorum at a shareholder meeting. The Company is not aware of any persons who beneficially own more than 5% of the outstanding voting stock of the Company as of the record date for the Meeting.

     If the enclosed form of Proxy is properly executed and returned to the Company prior to or at the Meeting, and if the Proxy is not revoked prior to its exercise, all shares represented thereby will be voted at the Meeting and, where instructions have been given by a Shareholder, will be voted in accordance with such instructions.

     Any Shareholder executing a Proxy which is solicited hereby has the power to revoke it at any time prior to its exercise. A Proxy may be revoked by giving written notice to the Secretary of the Company at the Company's address set forth above, by attending the Meeting and voting the shares of stock in person, or by executing and delivering to the Secretary a later-dated Proxy.

     The solicitation of Proxies will be by mail, but Proxies may also be solicited by telephone, telegram, or in person by directors, officers, and other regular employees of the Company or of the Bank. The Company will bear all costs of soliciting Proxies. Should the Company, in order to solicit Proxies, request the assistance of other financial institutions, brokerage houses, or other custodians, nominees, or fiduciaries, the Company will reimburse such persons for their reasonable expenses in forwarding proxy materials to Shareholders and obtaining their Proxies.

     The Annual Report of the Company for the fiscal year ended December 31, 1994 is being sent to Shareholders with this Proxy Statement. Copies of the Annual Report on Form 10-K filed with the Securities and Exchange Commission will be distributed without charge to any Shareholder upon written request of such person addressed to Mr. David G. Wallace, Treasurer, Community Bank System, Inc., 5790 Widewaters Parkway, DeWitt, New York 13214.

                             SHAREHOLDER PROPOSALS

     If shareholder proposals are to be considered by the Company for inclusion in a proxy statement for a future meeting of the Company's Shareholders, such proposals must be submitted on a timely basis and must meet the requirements established by the Securities and Exchange Commission for shareholder proposals. Shareholder proposals for the Company's 1996 Annual Meeting of Shareholders will not be deemed to be timely submitted unless they are received by the Company at its principal executive offices by November 30, 1995. Such shareholder proposals, together with any supporting statements, should be directed to the Secretary of the Company. Shareholders submitting proposals are urged to submit their proposals by certified mail, return receipt requested.

         ITEM 1:  ELECTION OF DIRECTORS AND  INFORMATION  WITH
                  RESPECT TO DIRECTORS AND EXECUTIVE OFFICERS

     The first Item to be acted upon at the Meeting is the election of four directors, each to hold office for three years and until his successor shall have been duly elected and qualified. The nominees receiving a plurality of the votes represented in person or by proxy at the Meeting will be elected directors.

     All Proxies in proper form which are received by the Board prior to the election of directors at the Meeting will be voted FOR the four nominees listed below, unless authority is withheld in the space provided on the enclosed Proxy. Each nominee is presently a director of the Company, and each director of the Company is also a director of the Bank. In the event any nominee declines or is unable to serve, it is intended that the Proxies will be voted for a successor nominee designated by the Board. All nominees have indicated a willingness to serve, and the Board knows of no reason to believe that any nominee will decline or be unable to serve if elected. Edwin J. Lyons resigned from the Board effective October 10, 1994. Upon his resignation, the number of Boardmembers decreased from 14 to 13 members. The other 13 members of the Board, who are listed below (including the nominees for re-election at the 1995 Annual Meeting, if elected), presently are expected to continue to serve on the Board until their respective terms expire.

     The information on the following pages is furnished for each nominee for director to be elected at the Meeting and each director of the Company whose term of office continues after the Meeting.

            NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE


                                                                                        Shares of Company Common
                                                                                        Stock Beneficially Owned (c)
                                                   Business                              as of March 10, 1995 (d)
Name and              Director of the           Experience During                       --------------------------
 Age (a)               Company Since           Past Five Years (b)                       Number            Percent
 -------               -------------           -------------------                       ------            -------

Nominees (for terms to expire at Annual Meeting in 1998)
--------------------------------------------------------

John M. Burgess            1991         Retired. Prior to 1991, President of             3,210              .12%
Age 58                                  Kinney Drugs, Inc., a drug and retail
                                        chain with stores located throughout
                                        northern New York.

James A. Gabriel           1984         Partner, law firm of Franklin & Gabriel,         8,675              .31%
Age 47                                  Ovid, New York.

Earl W. MacArthur          1983         Vice President, WM Academic Search               1,420              .05%
Age 66                                  Specialists since 1993.  From 1972-
                                        1992, President, State University of
                                        New York at Canton, New York.

Hugh G. Zimmer             1989         Retired. Prior to 1989, President, The          20,347              .73%
Age 68                                  Nichols National Bank, Nichols, New
                                        York, which was consolidated into
                                        Community Bank, N.A. as of January 1,
                                        1992.

Directors Continuing in Office
------------------------------

Terms expiring at Annual Meeting in 1996:

Richard C. Cummings        1983         Partner, law firm of Cummings,                   5,676              .20%
Age 65                                  McGuire, Dunckel & Company,
                                        Lowville, New York.

William M. Dempsey         1984         Vice President of Finance and                      800              .03%
Age 56                                  Administration, Rochester Institute of
                                        Technology, Rochester, New York.

William N. Sloan           1991         Associate Professor of Mathematics,                234              .01%
Age 60                                  Potsdam College of the State University
                                        of New York, Potsdam, New York.

William D. Stalder         1983         Retired. Prior to 1990, partner, firm of        13,237              .47%
Age 69                                  Witherbee and Whalen, retail cemetery
                                        monument and burial vault business,
                                        Canton, New York.


                                                                                        Shares of Company Common
                                                                                        Stock Beneficially Owned (c)
                                                   Business                              as of March 10, 1995 (d)
Name and              Director of the           Experience During                       --------------------------
 Age (a)               Company Since           Past Five Years (b)                       Number            Percent
 -------               -------------           -------------------                       ------            -------

Terms expiring at Annual Meeting in 1997:

Sanford A. Belden          1992         President and Chief Executive Officer            2,000              .07%
Age 52                                  of the Company since October 1, 1992.
                                        From 1990 to 1992, Manager, Eastern
                                        Region, Rabobank Nederland, New
                                        York, New York. From 1985 to 1990,
                                        First Bank System, Minneapolis, Minnesota
                                        as President, Community Banking (1990),
                                        Regional Community Banking (1989),
                                        Managing Director, Minnesota Region (1988),
                                        Senior Vice President, Credit and Operations,
                                        (1985-1988).

Nicholas A. DiCerbo        1985         Partner, law firm of DiCerbo and                19,791              .71%
Age 48                                  Palumbo, Olean, New York.

Benjamin Franklin          1984         Retired, formerly, of counsel, law firm         35,088             1.26%
Age 69                                  of Franklin & Gabriel, Ovid, New York.

Lee T. Hirschey            1991         President and Chief Executive Officer,           8,356              .30%
Age 59                                  Climax Manufacturing Company, converter
                                        and manufacturer of paper products with
                                        facilities in Castorland, Lowville, and
                                        West Carthage, New York.

David C. Patterson         1991         President and owner of Wight and                 3,046              .11%
Age 53                                  Patterson, Inc., manufacturer and seller
                                        of livestock feed located in Canton, NY


In addition to the information provided above, the following summarizes the security ownership of the highest paid executive officers who are not also directors of the Company:


                                    Shares of Company Common
                                   Stock Beneficially Owned (c)
                                     as of March 10, 1995 (d)
                                   ---------------------------
                                    Number            Percent
                                    ------            -------


James A. Wears ..................   10,386              .37%
  Regional President
  Northern Region

Michael A. Patton ...............    9,074              .33%
  Regional President
  Southern Region

David G. Wallace ................    7,468              .27%
  Senior Vice President
  and Chief Financial Officer

Number of shares of Company stock
  beneficially owned by all
  Directors and Executive Officers
  of the Company as a group
  (16 persons) ..................  148,808              5.3%


     (a) No family relationships exist between any two or more of the nominees for director or executive officers of the Company.

     (b) No nominee for director or continuing director of the Company holds a directorship with any company (other than the Company) which is registered pursuant to Section 12 or subject to the requirements of
          Section 15(d) of the Securities Exchange Act of 1934, or with any company which is a registered investment company under the Investment Company Act of 1940.

     (c) Represents all shares as to which named individual possessed sole or shared voting or investment power as of March 10, 1995, including shares held by, in the name of, or in trust for, spouse and dependent children of named individual and other relatives living in the same household, even if beneficial ownership has been disclaimed as to any of these shares by the nominee or director.

     (d) The listed amounts include shares as to which certain directors are beneficial owners but not the sole beneficial owners as follows: Mr. Burgess' wife holds 300 shares in her own name; Dr. MacArthur's wife holds 150 shares; Mr. Zimmer holds 20,076 shares jointly with his wife; Mr. Cummings' wife holds 140 shares in her own name; Mr. Sloan holds 234 shares jointly with his wife; Mr. DiCerbo holds 5,933 shares jointly with his wife, 12,158 shares are held in the name of the law partnership of DiCerbo and Palumbo, 140 shares are held by his wife, 160 shares are held by his daughter, 400 shares are held by his son, and 1,000 shares are held in trust for his children; Mr. Franklin's wife holds 2,352 shares in her own name; Mr. Hirschey's wife holds 1,000 shares in her own name and Mr. Hirschey holds 1,000 shares as Trustee for the Retirement Plan of Climax Manufacturing Company; Mr. Stalder's wife holds 126 shares in her name; and Mr. Patterson holds 1,190 shares jointly with his wife. Mr. Zimmer owns presently exercisable stock options to purchase l,000 shares of common stock.

Board Committees and Meetings
-----------------------------

     The Board of Directors of the Company held twelve regularly scheduled meetings during the fiscal year ended December 31, 1994. During this period, each director of the Company attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by committees of the Board on which he served. Edwin J. Lyons resigned effective October 10, 1994.

     Among its standing committees, the Board of the Bank has an Audit/Compliance/Risk Management Committee which also serves as the Company's Audit Committee. The Audit/Compliance/Risk Management Committee reviews internal and external audits of the Company and the Bank and the adequacy of the Company's and the Bank's accounting, financial, and compliance controls, and investigates and makes recommendations to the Company's Board and the Bank's Board regarding the appointment of independent auditors. During 1994, this Committee held four meetings and its present members are directors Richard C. Cummings (Chair), James A. Gabriel, Lee T. Hirschey, and William D. Stalder.

     The Bank's Board also has a Personnel Committee which reviews and makes recommendations to the Bank's Board regarding compensation adjustments and employee benefits to be instituted and which also serves as the Company's Personnel Committee. The Personnel Committee reviews the Compensation of nonofficer employees in the aggregate, and the salaries and performance of executive officers are reviewed individually. The Personnel Committee held eight meetings in 1994, and its present members are directors Nicholas A. DiCerbo (Chair), John M. Burgess, and William N. Sloan.

     The Company has a Nominating Committee which makes recommendations to the Board for nominees to serve as directors. The Nominating Committee will consider written recommendations from shareholders for nominees to serve on the Board that are sent to the Secretary of the Company at the Company's main office. The Nominating Committee held one meeting in 1994, and its present members are William D. Stalder (Chair), William M. Dempsey, and William N. Sloan.

     The President and Chief Executive Officer of the Company serves as an ex officio member of all Board committees and receives no compensation for serving in this capacity. Dr. MacArthur, as Chair of the Board, also serves as a member of all Board Committees.

Compensation of Directors
-------------------------

     As directors of both the Company and the Bank, Board members receive an annual retainer of $8,000, $500 for each Board meeting they attend, $500 for each Executive Committee meeting they attend, and $350 for each committee meeting they attend. Mr. Belden does not receive an annual retainer or compensation for attending Board and committee meetings. The Chair of the Board receives an all inclusive $46,000 retainer for serving in that capacity. The Chair of the Loan Committee and the Personnel Committee each receives an annual retainer of $2,500; and the Chair of the Investment Committee, the Trust Committee, and the Audit/Compliance/Risk Management Committee each receives an annual retainer of $750. The Company pays the travel expenses incurred by each director in attending meetings of the Board.

     Directors may elect to defer all or a portion of their director fees pursuant to a Deferred Compensation Plan for Directors. Directors who elect to participate in the Plan designate the percentage of their director fees which they wish to defer (the deferred fees ) and the date to which they wish to defer payment of benefits under the plan (the distribution date). The plan administrator establishes an account for each participating director and credits to such account (i) on the date a participating director would have otherwise received payment of his deferred fees, the number of shares of Company Common Stock which could have been purchased with the deferred fees, and (ii) from time to time such additional number of shares of Common Stock which could have been purchased with any dividends which would have been received had shares equal to the number of shares credited to the account actually been issued and outstanding. On the distribution date, the participating director shall be entitled to receive either (i) shares of Company Common Stock equal to the number of shares credited to the director's account, or (ii) at the Company's election, cash equal to the fair market value of the number of shares credited to the account as of the distribution date. The effect of the plan is to permit directors to invest deferred director fees in stock of the Company, having the benefit of any stock price appreciation and dividends as well as the risk of any decrease in the stock price. To the extent that directors participate in the plan, the interests of participating directors will be more closely associated with the interests of shareholders in achieving growth in the Company's stock price.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning compensation paid by the Bank to those persons who were, at December 31, 1994, (i) the chief executive officer and (ii) the other most highly compensated executive officers whose annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE


                                                                                                               Long-Term
                                                                                                              Compensation
                                                    Annual Compensation                                          Awards
                              ---------------------------------------------------------------         ----------------------------
    Name and                                                                     Other Annual                         All Other
   Principal                                                                     Compensation         Stock          Compensation
 Position($)(3)              Year             Salary ($)      Bonus ($) (l)         ($)(2)          Options(#)          ($)(3)
---------------------        ----             ----------      -------------      ------------       ----------       -------------

Sanford A. Belden            1994             205,000           74,107                2,180             5,300           11,986
President and Chief          1993             185,000           66,600                3,498                 0           12,422
Executive Officer (4)        1992              44,115                0                  324            48,000           92,375(5)

James A. Wears               1994             119,669           31,293                4,193             2,050            9,075
Regional President           1993             113,971           29,633                3,706                 0            9,498
Northern Region              1992             107,520           16,128                4,227             5,000            5,357

Michael A. Patton            1994             118,539           30,998                2,156             2,050            8,988
Regional President           1993             112,896           29,353                3,085                 0            9,704
Southern Region              1992             107,520           16,128                1,535             2,000            5,624

David G. Wallace             1994             111,750           29,222                    0             1,950            8,858
Senior Vice President        1993             106,937           27,804                2,939                 0            9,419
and Chief Financial          1992             100,883           15,132                1,733             3,000            5,498
Officer



     (1) The amounts shown in this column reflect payments under the Company's Management Incentive Plan, an annual cash award plan based on performance and designed to provide incentives for employees.

     (2) The amounts disclosed in this column include: (a) the reportable value of the personal use of Company-owned vehicles for Messrs. Belden, Wears, and Patton, which amounted to $2,180, $4,193, and $2,156, respectively; and (b) wages received by Mr. Wallace as tax reimbursement for restricted stock which vested in 1993 and 1992 amounting to $2,939 and $1,733.

     (3) The amounts in this column include: (a) the value of group term life insurance benefits in excess of $50,000 under a plan available to all full-time employees for which Messrs. Belden, Wears, Patton, and Wallace received $1,440, $661, $654, and $1,002, respectively; and (b) Company contributions to the Employee Savings and Retirement Plan, a defined contribution plan, amounting to $10,546 for Mr. Belden, $8,414 for Mr. Wears, $8,334 for Mr. Patton, and $7,857 for Mr. Wallace. The Company does not maintain any "split-dollar" arrangements for any of the named executives.

     (4) Mr. Belden was appointed President and Chief Executive officer effective October 1, 1992.

     (5) This amount includes $55,000 as a relocation allowance, $35,000 as a sign-on bonus, and $2,375 pursuant to a stock purchase reimbursement arrangement.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides further information on grants of stock options pursuant to the Company's Long-Term Incentive Compensation Program in fiscal year 1994 to the named executives as reflected in the Summary Compensation Table on page 7.





                                    % of Total                                                    Potential Realizable Value at
                                     Options                                                    Assumed Annual Rates of Stock Price
                                    Granted to    Exercise or                       Market         Appreciation for Option Term
                      Options      Employees in   Base Price      Expiration       Value on     -----------------------------------
     Name            Granted (#)    Fiscal Year     ($/Sh)           Date         Grant Date        0%            5%         10%
--------------       -----------   -----------      ------        ------------    ----------       ---            --         ---


Sanford A. Belden       5,300          37%          $28.50          1/02/04         $28.50         None        $94,995     $240,735
James A. Wears          2,050          14%          $28.50          1/02/04         $28.50         None         36,743       93,114
Michael A. Patton       2,050          14%          $28.50          1/02/04         $28.50         None         36,743       93,114
David G. Wallace        1,950          14%          $28.50          1/02/04         $28.50         None         34,951       88,572



     On January 2, 1994, the Board of Directors issued incentive stock options to Messrs. Belden, Wears, Patton, and Wallace at the then current market price of $28.50 per share. These options become exercisable over the course of five years, with one-fifth of the options becoming exercisable on January 2, 1995, 1996, 1997, 1998, and 1999.


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

     The following table provides information for the named executive officers, with respect to (i) stock options exercised in fiscal year 1994, (ii) the number of stock options held at the end of fiscal year 1994, and (iii) the value of in-the-money stock options at the end of fiscal year 1994.


                                                                                                       Value of Unexercised
                                                              Number of Unexercised Options            ln-the-Money Options
                              Shares                                   at 12/31/94 (#)                  at 12/31/94($)(l)
                           Acquired on         Value          -------------------------------    -------------------------------
     Name                  Exercise (#)     Realized ($)      Exercisable       Unexercisable    Exercisable       Unexercisable
--------------             ------------     ------------      -----------       -------------    -----------       -------------

Sanford A. Belden                  0                  0          19,200            34,100         $ 24,000           $36,000
James A. Wears                   600            $10,059           5,400             4,050           58,550            22,500
Michael A. Patton              3,000             59,295           7,500             3,250           85,046            13,500
David G. Wallace                   0                  0           3,200             3,750           36,500            20,250

----------
(1) Based on the average price of the Company's Common Stock on December 31, 1994 of $26.25 per share.

                               PENSION PLAN TABLE

                                YEARS OF SERVICE

       Highest Five
       Year Average
      Compensation (1)            15               20                25               30                35
      ----------------         --------         --------          --------          --------          ------
          20,000                 2,700            3,600             4,500            5,400             6,300
          50,000                 9,227           12,302            15,378           18,453            21,529
         100,000                20,852           27,802            34,753           41,703            48,654
         125,000                26,664           35,552            44,440           53,328            62,216
         150,000                32,477           43,302            54,128           64,953            75,779

---------
(1) For 1994, the Internal Revenue Code limits the total compensation that may be taken into account in calculating benefits to $150,000.



     The table above sets forth the estimated annual benefits under the formula adopted for post-1988 years of service, payable upon retirement at age 65 in the form of a single life annuity. Benefits are computed based on the average annual compensation for the highest consecutive five years in the 10 years preceding retirement. The amounts are not subject to any deduction for Social Security. For purposes of calculating the benefit, an employee may not be credited with more than 35 years of service. The base salary and cash award amounts in the Summary Compensation Table on page 7 reflect the covered compensation under the plan for Messrs. Belden, Wears, Patton, and Wallace. Messrs. Belden, Wears, Patton, and Wallace have been credited with 2, 24, 24, and 6 years of service, respectively, under the plan.

     The pension plan maintained by the Company is a noncontributory defined benefit plan which is funded by the Company and administered by the Trust Department of Community Bank, N.A. The plan covers all employees of the Company who have completed one full year of continuous service. The Company first entered into a nonqualified supplemental retirement plan agreement with Mr. Belden in January 1995. The Company does not currently maintain any nonqualifed retirement plans for any of the other named executives.

Employment Agreements
---------------------

     The Company has an employment agreement with Mr. Belden dated January 1, 1995 providing for his employment as the Company's President and Chief Executive Officer until December 31, 1997. The agreement may be terminated by the Board for good cause at any time. The agreement requires that Mr. Belden devote his full business time and attention to the performance of his duties for a base salary of $240,000 for 1995, $275,000 for 1996, and $300,000 for 1997. In the
event the Company's average assets during any monthly reporting period reach $1.75 billion, Mr. Belden's base salary will by reviewed by the Board. The agreement also provides Mr. Belden with a supplemental retirement benefit which amounts to 4% of his final five year average salary, times years of service (15 year maximum), payable at age 65 in the form of an actuarially reduced joint and 50% survivor benefit. Benefits payable prior to age 65, or in another form, are subject to the same actuarial adjustments as benefits payable under the Company's pension plan. The supplemental retirement payments are reduced by the benefit payable under the Company's pension plan, plus his Social Security benefit, plus the benefits payable from two other pension plans that Mr. Belden participated in prior to his joining the Company in 1992. If upon expiration of the agreement the Company elects not to renew, Mr. Belden will be entitled to severance pay equal to one year of his then current base salary, provided that such severance payments shall cease if Mr. Belden subsequently obtains employment or becomes self-employed during the severance period. If Mr. Belden's employment is terminated for reasons other than cause within two years following a change of control, the Company will retain him as a consultant for two years at an annual consulting fee equal to his base salary, reimburse him for any loss incurred on the sale of his home, and all of his stock options shall become fully exercisable. Additionally, in the event of a change of control, Mr. Belden's years of service for supplemental retirement benefit purposes shall include his consultation period plus an additional three years.

     The Company also maintains one year employment agreements with Messrs. Wears, Patton, and Wallace. These agreements provide for severance pay equal to the employee's base salary for the balance of the term of the agreement plus benefits under the Company's regular severance policy, and change of control benefits which include a two year consulting engagement, accelerated vesting on all outstanding stock options, and in the case of Mr. Wallace, crediting for retirement funding purposes in the greater amount of actual years of service or 20 years.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     The members of the Personnel Committee of the Bank's Board of Directors during the last fiscal year were Nicholas A. DiCerbo (Chair), John M. Burgess, Edwin J. Lyons, Earl W. MacArthur, and William N. Sloan. Mr. Lyons is a former officer of the Company and Bank having served as President and Chief Executive Officer until September 30, 1992, but did not serve as a member of the Personnel Committee while serving as an officer of the Company. Following his resignation from the Board of Directors effective October 10, 1994, the Personnel Committee was comprised of Directors DiCerbo, Burgess, Sloan, and MacArthur. The Personnel Committee reviews and makes recommendations regarding compensation levels and employee benefits.

                       REPORT OF THE PERSONNEL COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Company has adopted a multi-faceted approach towards compensating all of its employees, including senior management. The underlying philosophy and description of major components of the total compensation program are described below.

Philosophy
----------

     The total compensation program is intended to align compensation with business objectives and enable the Company to attract and retain individuals who are contributing to the long-term success of the Company. Towards this end:

     The Company pays competitively. The Company regularly compares its cash, equity and benefits based compensation practices with those of other companies of similar size, operating in similar geographic market areas, many of which are represented in the stock performance graph included on page 13, and establishes compensation parameters based on that review.

     The Company encourages teamwork. The Company recognizes that its long-term success results from the coordinated efforts of employees working towards common, well established objectives. While individual accomplishments are encouraged and rewarded, the performance of the Company is a determining factor in total compensation opportunities.

     The Company strives for fairness in the administration of pay. The Company strives to ensure that compensation levels accurately reflect the level of accountability that each individual has within the Company; employees are informed of the total compensation program; decisions made regarding individual performance which affect compensation matters are based upon an objective assessment of performance; and all employees have equal access to positions within the Company which provide for increased levels of total compensation.

     The process of assessing performance involves the following:

          1. Prior to the beginning of each fiscal year, the Chief Executive Officer establishes and distributes written goals, which must be approved by the full Board. Those goals include specific financial targets relative to earnings and asset quality. The Company strives to achieve financial results which are in the upper third of the results published by its peer group.

          2. Individuals at each successive level of management establish written goals, which must be approved by their respective managers.

          3. All goals are reviewed on an ongoing basis to ensure that the Company is responding to changes in the marketplace and economic climate, and that accomplishment of retained goals is ensured.

          4. At the end of the fiscal year, performance is evaluated against goals and other key position responsibilities. Such evaluations affect decisions on salary, cash award, and stock option matters.

Compensation Programs
---------------------

     The Company defines itself as a super-community bank which provides products of a more comprehensive and advanced nature than those offered by smaller institutions, while simultaneously providing a level of service which exceeds the service quality delivered by larger regional and money center organizations. The delivery of those products and services, in ways that enhance shareholder value, requires that the Company attract key people, promote teamwork, and reward results. In furtherance of those requirements, the Company maintains the following compensation programs.

     Cash-Based Compensation
     -----------------------

     Salary. The Company sets base salaries for employees by reviewing the total cash compensation opportunities for competitive positions in the market. Where practical, the Company maintains its base salary levels slightly below market and provides for total compensation opportunities that may exceed those in comparable companies which do not generate comparable financial results.

     Management Incentive Plan. The Company maintains an annual incentive plan in which 37% of its employees participate. The Company's performance to targeted return on equity and budget, which targets are approved by the Board, triggers the payment of cash awards for all employees in this group. Award levels, which amount to a percentage of salary, have been established for different organizational levels within the Company. For Mr. Belden, 100% of his award is determined by the Company's performance relative to its Return on Equity and Net Income targets. For Messrs. Wears, Patton, and Wallace, 80% of their respective award opportunities reflect the Company's performance relative to its financial targets, and 20% of their respective award opportunities reflect performance to other quantitative and qualitative goals specific to their areas of responsibility.

     Equity-Based Compensation
     -------------------------

     Stock Option Program. The purpose of this program is to provide additional incentives to employees to work to maximize shareholder value. The option program serves as an effective tool in recruiting key individuals and utilizes vesting periods to encourage these individuals to continue in the employ of the Company. The Board frequently awards options in years during which the Company has achieved its financial targets. The number of stock options issued generally reflects a percentage of salary; and various percentages have been established for different organizational levels within the Company.

     Restricted Stock. The Company has, on occasion, issued limited amounts of restricted stock to individuals to support a variety of business objectives. Examples include: performance unit shares have been issued in start-up and turnaround assignments, with vesting schedules tied to specific performance criteria; and restricted shares have been issued to newly promoted and hired individuals who received initial stock option awards with no in-the-money exercisable value.

CEO Compensation
----------------

     In December 1994, the full Board formally reviewed Mr. Belden's performance for fiscal year 1994, his second full year as the Company's President and CEO. Having determined that the Company's level of performance relative to its previously approved annual and long-term financial targets had been surpassed, the Board, operating under the terms of the Management Incentive Plan disclosed in this Report, authorized the payment of Mr. Belden's cash award for 1994, which amounted to $74,107. Mr. Belden's $205,000 base salary level for 1994 is well supported by competitive wage survey data, and the increase over his 1993 base salary level is well supported by the Company's financial performance during the 1993 evaluation period.

     The foregoing report has been provided by Nicholas A. DiCerbo (Chair), John
M. Burgess, Earl W. MacArthur, and William N. Sloan, members of the Personnel Committee.

                            Stock Performance Graph

     The following graph compares cumulative total shareholder returns on the Company's stock over the last seven fiscal years to the NASDAQ Index and the NASDAQ Bank Stocks Index. Total return values were calculated assuming $100 investment on January l, 1989 and reinvestment of dividends.



                        1989               1990                1991               1992               1993              1994
                        ----               ----                ----               ----               ----              ----

Community Bank          100                55.42              106.87             190.63             233.13            223.23
  System, Inc.
NASDAQ Stock            100                84.92              136.28             158.58             180.93            176.92
  Market Index
NASDAQ Bank Stocks      100                73.23              120.17             174.87             199.33            198.69
  Index

                                      -13-

                          TRANSACTIONS WITH MANAGEMENT

     Some of the directors and executive officers of the Company and the Bank (and the members of their immediate families and corporations, organizations, trusts, and estates with which these individuals are associated) are indebted to the Bank. However, all such loans were made in the ordinary course of business, do not involve more than the normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the same time for comparable loan transactions with unaffiliated persons. No such loan is nonperforming at present. The Company expects that the Bank will continue to have banking transactions in the ordinary course of business with the Company's executive officers and directors and their associates on substantially the same terms, including interest rates and collateral, as those then prevailing for comparable transactions with others.

     Outside of these normal customer relationships, none of the directors or executive officers of the Company or the Bank and no 5% shareholders of the Company (or members of the immediate families of any of the above or any corporations, organizations, or trusts with which such persons are associated) maintains any significant business or personal relationship with the Company or the Bank, other than as arises by virtue of his ownership interest in the Company or his position with the Company or the Bank. The law firms of (i) Cummings, McGuire, Dunckel & Campany, of which director Cummings is a partner, provided legal services to the Bank's operations in Lowville, New York, (ii) Franklin & Gabriel, of which director Gabriel is a partner and director Franklin is associated, provided legal services to the Bank's operations in Ovid, New York, and (iii) DiCerbo & Palumbo, of which director DiCerbo is partner, provided legal services to the Bank's operations in Olean, New York. For services rendered during 1994 and for related out-of-pocket disbursements, DiCerbo & Palumbo received $115,219 from the Bank. The amount received by Cummings, McGuire, Dunckel & Campany and by Franklin & Gabriel from the Company or Bank was less than 5% of the gross revenues of each of these law firms' last fiscal year.

     The Company has a consulting agreement with Mr. Edwin J. Lyons entered into in 1991 in contemplation of Mr. Lyons' retirement. The purpose of the agreement was to assure Mr. Lyons' continued service following his retirement as President and Chief Executive Officer in 1992. Pursuant to the agreement, Mr. Lyons must be available at least 90 days per year at the Company offices or other designated locations to provide consulting services as requested by the Company. Mr. Lyons was paid $100,000 in 1993; $50,000 in 1994; and will be paid $50,000 in 1995 and 1996 under the agreement.

                              INDEPENDENT AUDITORS

     Coopers & Lybrand, L.L.P., Independent Certified Public Accountants, were retained by the Company at the direction of the Board of Directors. The independent auditors have audited the financial statements of the Company for the fiscal year ended December 31, 1994 and performed such other nonaudit services as the Board requested.

     A representative of Coopers & Lybrand, L.L.P. will be present at the Meeting. This representative will have the opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions from Shareholders.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters that may come before the Meeting. However, the Proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.

Date:  March 30, 1995                       By Order of the Board of Directors




                                            Loretta L. Marx
                                            Secretary

                                     PROXY
                          COMMUNITY BANK SYSTEM, INC.
                            5790 Widewaters Parkway
                             DeWitt, New York 13214

                   Annual Meeting of Shareholders May 3, 1995

                            THIS PROXY IS SOLICITED
                    BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned shareholder(s) of Community Bank System, Inc. a Delaware corporation (the "Company"), hereby appoints Charles M. Ertel and Loretta L. Marx, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution to represent and to vote all shares of common stock of the Company which the undersigned is entitled to vote at the annual meeting of shareholders to be held on Wednesday, May 3, 1995, and at any adjournment thereof as follows:

                          (continued on reverse side)

                                                                                                                        Please mark
                                                                                                                     [x]  your vote
                                                                                                                           this way

                                          ----------        --------------------
                                          COMMON            DIVIDEND REINVESTMENT

Election of Directors:                    John M. Burgess, James A. Gabriel, Earl W. MacArthur, and         Please check box to
                                          Hugh G. Zimmer                                                    indicate whether you
                                                                                                            plan to attend Annual
                                                                                                            Meeting.

FOR all nominees      WITHHOLD            INSTRUCTION: To withhold authority to vote for any
listed (except as     AUTHORITY           individual nominee, write that nominee's name in the space       will attend  will not
marked to the         to vote for all     provided below.                                                                attend
contrary at right)    nominees listed to
                      the right           _________________________________________________________            [ ]         [ ]

                                          In their discretion, such attorneys-in-fact   This Proxy, when properly executed will be
       [ ]                [ ]             and proxies are authorized to vote upon such  voted as directed herein by the undersigned.
                                          other business as may properly come before    IF NO DIRECTION IS GIVEN, THIS PROXY WILL
                                          this meeting.                                 BE VOTED "FOR" PROPOSAL 1.

                                                                                        Date______________________________, 1995

                                                                                        ______________________________________
                                                                                        Signature

                                                                                         ______________________________________
                                                                                        Signature

                                                                                        YOU ARE REQUESTED TO COMPLETE, DATE, SIGN
                                                                                        AND RETURN THIS PROXY PROMPTLY.  ALL
                                                                                        JOINT OWNERS MUST SIGN.  PERSONS SIGNING
                                                                                        AS EXECUTORS, ADMINISTRATORS, TRUSTEES,
                                                                                        CORPORATE OFFICER, OR IN OTHER
                                                                                        REPRESENTATIVE CAPACITIES SHOULD SO
                                                                                        INDICATE.